UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
(Amendment No.1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2016

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2016, the Board of Directors (the "Board") of the Federal Home Loan Bank of Des Moines (the "Bank") adopted and approved amended and restated bylaws (the "Amended Bylaws"), which became effective immediately upon their adoption. The Board adopted the Amended Bylaws primarily to select Iowa corporate law as the applicable law with regard to indemnification and corporate governance matters in compliance with a recently promulgated rule of the Federal Housing Finance Agency.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Bank's Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1 Bylaws of the Federal Home Loan Bank of Des Moines (as amended and restated, effective February 10, 2016)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

February 17, 2016	By:	/s/ Steven T. Schuler

Name: Steven T. Schuler
Title: Executive Vice President/Chief Financial Officer and Chief Operations Officer